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                                                                      EXHIBIT 11
                               GENESCO INC.
                               AND CONSOLIDATED SUBSIDIARIES
                               Earnings Per Common and
                               Common Share Equivalent



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
============================================================================================================================
                                                    THREE MONTHS ENDED OCTOBER 31,         NINE MONTHS ENDED OCTOBER 31,
                                                 ---------------------------------------------------------------------------
                                                              1995                1994               1995               1994
                                                 ----------------- -------------------  -----------------  -----------------
IN THOUSANDS                                     EARNINGS   SHARES EARNINGS     SHARES  EARNINGS   SHARES  EARNINGS   SHARES
----------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations   $4,231          $(22,973)           $(10,285)          $(23,222)
  Preferred dividend requirements                     $75          $     75            $    226               $226

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  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                      $4,156   24,346 $(23,048)    24,337 $(10,511)   24,344 $(23,448)   24,320
  Employees preferred and stock options deemed
    to be a common stock equivalent                            509                 -0-                -0-                -0-

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Totals before discontinued operations              $4,156   24,855 $(23,048)    24,337 $(10,511)   24,344 $(23,448)   24,320
PER SHARE                                          $  .17          $   (.95)           $   (.43)          $   (.96)
============================================================================================================================
  Net earnings (loss)                              $4,231          $(93,160)           $  4,067           $(96,349)
  Preferred dividend requirements                  $   75          $     75            $    226           $    226

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  Net earnings (loss) applicable to common stock
    and average common shares outstanding          $4,156   24,346 $(93,235)    24,337 $  3,841   24,344  $(96,575)   24,320
  Employees preferred and stock options deemed
    to be a common stock equivalent                            509                 -0-                -0-                -0-

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Total net earnings (loss)                          $4,156   24,855 $(93,235)    24,337 $  3,841    24,344 $(96,575)   24,320
PER SHARE                                            $.17          $  (3.83)           $    .16           $  (3.97)
============================================================================================================================
FULLY DILUTED EARNINGS (LOSS) PER SHARE
  Earnings (loss) before discontinued operations
    applicable to common stock and average
    common shares outstanding                      $4,156   24,855 $(23,048)    24,337 $(10,511)   24,344 $(23,448)   24,320
  Senior securities the conversion of which
    would dilute earnings per share                            -0-                 -0-                -0-                -0-

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Totals before discontinued operations              $4,156   24,855 $(23,048)    24,337 $(10,511)   24,344 $(23,448)   24,320
PER SHARE                                          $  .17          $   (.95)           $   (.43)          $   (.96)
============================================================================================================================
  Net earnings (loss) applicable to common stock
    and average common shares outstanding          $4,156   24,855 $(93,235)    24,337 $  3,841    24,344 $(96,575)   24,320
  Senior securities the conversion of which
    would dilute earnings per share                            -0-                 -0-                -0-                -0-

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Total net earnings (loss)                          $4,156          $(93,235)    24,337 $  3,841    24,344 $(96,575)   24,320
PER SHARE                                          $  .17            $(3.83)           $    .16           $  (3.97)
============================================================================================================================
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All figures in thousands except amount per share.